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                                                                   EXHIBIT 99.1


                             MEDICAL DYNAMICS, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 19, 2000

The undersigned, having received the Notice of Special Meeting and the proxy statement-prospectus, hereby appoints Van A. Horsley and Daniel L. Richmond, and each of them, attorneys and proxies for the undersigned (with full power of substitution) to attend the above special meeting and all adjournments thereof and to act for and to vote all shares of Medical Dynamics common stock standing in the name of the undersigned at the special meeting to be held on July 19, 2000, at 10:00 a.m. local time at the offices of Medical Dynamics, 99 Inverness Drive East, Englewood, Colorado 80112.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will grant authority to vote "FOR" Proposal 1 on the reverse side, and in the discretion of Van A. Horsley and Daniel L. Richmond on any other business matters or proposals as may properly come before the special meeting.

     SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK
                                  ANY BOXES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                   ------------------------------------------

Reverse Side

                    [X] PLEASE MARK VOTES AS IN THIS EXAMPLE


1. Proposal to approve and approve the Agreement and Plan of Merger and Reorganization, dated December 21, 1999, by and among InfoCure Corporation, CADI Acquisition Corporation, a wholly owned subsidiary of InfoCure, and Medical Dynamics, as amended by Amendment No. 1, dated as of April 10, 2000, pursuant to which CADI will merge with and into Medical Dynamics and Medical Dynamics will survive the merger and continue as a wholly owned subsidiary of InfoCure. Approval of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.


[ ]    [ ]     [ ]
FOR  AGAINST ABSTAIN

MARK HERE FOR ADDRESS [ ] CHANGE AND NOTE AT LEFT


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE:                    DATE